3rd Quarter 2023 Earnings Presentation October 18, 2023

Disclaimer FORWARD-LOOKING STATEMENTS This presentation includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission (the "SEC"). You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this presentation we make forward-looking statements about strategic and growth initiatives and the result of such activity. Risks that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, continued inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at or news developments concerning other banks on general investor sentiment regarding the liquidity and stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; any failure to realize the anticipated benefits of the UHC merger when expected or at all; the possibility that the integration following the UHC merger may be more expensive than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the UHC merger and integration of the companies; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by Columbia's Board of Directors, and may be subject to regulatory approval or conditions. NON-GAAP FINANCIAL MEASURES In addition to results in accordance with GAAP, this presentation contains certain non-GAAP financial measures. A reconciliation of GAAP to non-GAAP measures is included in the Appendix. We believe presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provide a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. REVERSE ACQUISITION METHOD OF ACCOUNTING On February 28, 2023, Columbia Banking System, Inc. ("Columbia", "we" or "our") completed its merger (the “merger” or the “UHC Merger”) with Umpqua Holdings Corporation ("UHC"). Columbia's financial results for any periods ended prior to February 28, 2023 reflect UHC results only on a standalone basis unless explicitly stated otherwise. In addition, Columbia's reported financial results for the first quarter of 2023 reflect UHC financial results only until the closing of the merger after the close of business on February 28, 2023. As a result of these two factors, Columbia's financial results for the first, second, and third quarters of 2023 and the nine months ended September 30, 2023 may not be directly comparable to prior reported periods. The number of shares issued and outstanding, earnings per share, additional paid-in capital, and all references to share quantities or metrics of Columbia have been retrospectively restated to reflect the equivalent number of shares issued in the merger as the merger was treated as a reverse merger. Under the reverse acquisition method of accounting, the assets and liabilities of Columbia as of February 28, 2023 ("historical Columbia") were recorded at their respective fair values. 2

FINANCIAL HIGHLIGHTS AND SUMMARY FINANCIAL STATEMENTS Q3 2023

COLUMBIA BANKING SYSTEM

4

# Performance Ratios

| | | For the Quarter Ended | | | | |
|---|---|---|---|---|---|---|
| | | Q3 2023 | Q2 2023 | Q1 2023 | Q4 2022 | Q3 2022 |
| Reported [3] | Net interest margin [1] | 3.91 % | 3.93 % | 4.08 % | 4.01 % | 3.88 % |
| | Efficiency ratio [1] | 57.82 % | 62.60 % | 79.71 % | 57.24 % | 56.07 % |
| | Return on average assets | 1.02 % | 1.00 % | (0.14)% | 1.04 % | 1.09 % |
| | Pre-provision net revenue (PPNR) return on average assets [2] | 1.65 % | 1.46 % | 0.89 % | 1.82 % | 1.80 % |
| | Return on average common equity | 11.07 % | 10.84 % | (1.70)% | 13.50 % | 12.99 % |
| | Return on average tangible common equity [2] | 16.93 % | 16.63 % | (2.09)% | 13.53 % | 13.02 % |
| Operating [3] | Operating efficiency ratio [1], [2] | 51.97 % | 54.85 % | 53.46 % | 52.01 % | 51.72 % |
| | Operating return on average assets [2] | 1.23 % | 1.27 % | 0.74 % | 1.24 % | 1.33 % |
| | Operating PPNR return on average assets [2] | 1.94 % | 1.82 % | 2.01 % | 2.10 % | 2.12 % |
| | Operating return on average common equity [2] | 13.40 % | 13.77 % | 8.66 % | 16.14 % | 15.86 % |
| | Operating return on average tangible common equity [2] | 20.48 % | 21.13 % | 10.64 % | 16.18 % | 15.90 % |

### *Q3 2023 Highlights (compared to Q2 2023)*

- Net interest margin decreased 2 basis points to 3.91%. The second full quarter as a combined organization, higher customer balances, and consistent purchase accounting trends contributed to net interest margin stabilization between quarters.
- Improved efficiency and pre-provision profitability reflect the realization of cost synergies and a smaller impact from merger-related expense.
- Return on assets ("ROA") and return on average tangible common equity ("ROTCE") were 1.02% and 16.9% on a reported basis and 1.23% and 20.5% on an operating basis.

Footnotes:
(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.
(3) Operating results include the initial provision in Q1 2023 related to non-PCD loans added through the merger, and reported results further include merger-related expense. These items meaningfully impact performance ratios where applicable.

COLUMBIA BANKING SYSTEM

5

# Selected Period-End Balance Sheet

| ($ in millions, except per-share data) | Q3 2023 | Q2 2023 | Q1 2023 | Q4 2022 | Q3 2022 |
|---|---|---|---|---|---|
| **ASSETS:** | | | | | |
| Total assets | $51,989.6 | $53,592.1 | $53,994.2 | $31,848.6 | $31,472.0 |
| Interest bearing cash and temporary investments | 1,911.2 | 2,868.6 | 3,079.3 | 967.3 | 1,232.4 |
| Investment securities available for sale, fair value | 8,504.0 | 8,998.4 | 9,249.6 | 3,196.2 | 3,136.4 |
| Loans and leases, gross | 37,170.6 | 37,049.3 | 37,091.3 | 26,156.0 | 25,508.0 |
| Allowance for credit losses on loans and leases | (416.6) | (404.6) | (417.5) | (301.1) | (283.1) |
| Goodwill and other intangibles, net | 1,666.1 | 1,696.0 | 1,732.5 | 4.7 | 5.8 |
| **LIABILITIES AND EQUITY:** | | | | | |
| Deposits | 41,624.4 | 40,834.9 | 41,586.3 | 27,065.6 | 26,817.1 |
| Securities sold under agreements to repurchase | 258.4 | 294.9 | 271.0 | 308.8 | 383.6 |
| Borrowings | 3,985.0 | 6,250.0 | 5,950.0 | 906.2 | 756.2 |
| Total shareholders' equity | 4,632.2 | 4,828.2 | 4,884.7 | 2,479.8 | 2,417.5 |
| **RATIOS AND PER-SHARE METRICS:** | | | | | |
| Loan to deposit ratio | 89.3% | 90.7% | 89.2% | 96.6% | 95.1% |
| Book value per common share (1) | $22.21 | $23.16 | $23.44 | $19.18 | $18.69 |
| Tangible book value per common share (1), (2) | $14.22 | $15.02 | $15.12 | $19.14 | $18.65 |
| Tangible common equity to tangible assets (2) | 5.9% | 6.0% | 6.0% | 7.8% | 7.7% |

### *Q3 2023 Highlights (compared to Q2 2023)*

- Net loan growth of $121 million in Q3 2023 was impacted by the sale of $159 million in non-relationship jumbo residential mortgage loans during the quarter.
- Excess cash and the addition of brokered deposits were used to pay off maturing FHLB advances, which declined by $2.3 billion to $4.0 billion at quarter end. Customer deposit balances increased slightly between September 30, 2023 and June 30, 2023.
- Q1 2023 results were impacted by the closing of the merger on February 28, 2023 and the addition of historical Columbia balances at fair value.

Footnotes:
Tables may not foot due to rounding.
(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.
(2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

COLUMBIA BANKING SYSTEM

6

# Summary Income Statement

| ($ in millions, except per-share data) | Q3 2023 | Q2 2023 | Q1 2023 | Q4 2022 | Q3 2022 |
|---|---|---|---|---|---|
| | For the Quarter Ended | | | | |
| Net interest income before provision | $480.9 | $484.0 | $374.7 | $305.5 | $287.6 |
| Provision for credit losses | 36.7 | 16.0 | 105.5 | 32.9 | 27.6 |
| Net interest income after provision | **444.1** | **468.0** | **269.2** | **272.5** | **260.0** |
| Non-interest income | 44.0 | 39.7 | 54.7 | 34.9 | 29.4 |
| Non-interest expense | 304.1 | 328.6 | 342.8 | 195.0 | 178.0 |
| Income (loss) before provision (benefit) for income taxes | **184.0** | **179.1** | **(18.9)** | **112.4** | **111.5** |
| Provision (benefit) for income taxes | 48.1 | 45.7 | (4.9) | 29.5 | 27.5 |
| **Net income (loss)** | **$135.8** | **$133.4** | **($14.0)** | **$83.0** | **$84.0** |
| **Earnings (loss) per share, diluted** (1) | **$0.65** | **$0.64** | **($0.09)** | **$0.64** | **$0.65** |
| **Non-interest expense, excluding merger-related expense** (2) | **$285.2** | **$299.0** | **$226.9** | **$183.3** | **$177.2** |
| **Pre-provision net revenue** (2) | **$220.7** | **$195.1** | **$86.6** | **$145.4** | **$139.1** |
| **Operating pre-provision net revenue** (2) | **$258.7** | **$243.1** | **$195.7** | **$167.1** | **$163.8** |
| **Operating net income** (2) | **$164.3** | **$169.4** | **$71.5** | **$99.2** | **$102.6** |
| **Operating earnings per share, diluted** (1), (2) | **$0.79** | **$0.81** | **$0.46** | **$0.76** | **$0.79** |

### *Q3 2023 Highlights (compared to Q2 2023)*

- Net interest income decreased by $3 million as the increase in interest income due to higher yields was more than offset by higher funding costs.
- Non-interest income increased by $4 million due to higher customer-related fee income and loan gain-on-sale income as well as a lower loss due to cumulative non-merger fair value accounting and hedges.
- Excluding merger-related expense, non-interest expense declined by $14 million due to cost synergies. Non-interest expense declined by $24 million on a reported basis.
- Provision expense relates to portfolio mix changes and credit migration trends.
- Q1 2023 results include only one month of the combined company's operations and a related initial provision of $88 million.

Footnotes:
Tables may not foot due to rounding.
(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.
(2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

COLUMBIA BANKING SYSTEM

7

# Income Statement Component Details

| ($ in thousands, except per-share data) | GAAP Income | LESS: Non-Operating Items [1] | EQUALS Operating Income [2] | LESS: Merger-Related Items [3] | EQUALS Adjusted Operating Income [2] |
|---|---|---|---|---|---|
| | For the Quarter Ended September 30, 2023 | | | | |
| Interest income | $696,013 | $— | $696,013 | $76,840 | $619,173 |
| Interest expense | 215,138 | — | 215,138 | (430) | 215,568 |
| **Net interest income** | **480,875** | **—** | **480,875** | **77,270** | **403,605** |
| Provision for credit losses | 36,737 | — | 36,737 | — | 36,737 |
| **Net interest income after provision** | **444,138** | **—** | **444,138** | **77,270** | **366,868** |
| Non-interest income | 43,981 | (15,023) | 59,004 | — | 59,004 |
| Non-interest expense | 304,147 | 22,955 | 281,192 | 29,879 | 251,313 |
| **Income before provision for income taxes** | **183,972** | **(37,978)** | **221,950** | **47,391** | **174,559** |
| Provision for income taxes | 48,127 | (9,482) | 57,609 | 11,848 | 45,761 |
| **Net income** | **$135,845** | **($28,496)** | **$164,341** | **$35,543** | **$128,798** |
| **Revenue** | **$524,856** | **($15,023)** | **$539,879** | **$77,270** | **$462,609** |
| **Pre-provision net revenue** [2] | **$220,709** | **($37,978)** | **$258,687** | **$47,391** | **$211,296** |
| Net interest margin [4] | 3.91 % | NA | 3.91 % | 0.63 % | 3.28 % |
| Efficiency ratio [4] | 57.82 % | 5.85 % | 51.97 % | (2.22)% | 54.19 % |
| PPNR return on assets [2] | 1.65 % | (0.29)% | 1.94 % | 0.36 % | 1.58 % |
| Return on assets | 1.02 % | (0.21)% | 1.23 % | 0.27 % | 0.96 % |
| Return on equity | 11.07 % | (2.33)% | 13.40 % | 2.90 % | 10.50 % |
| **Return on tangible common equity** [2] | **16.93 %** | **(3.55)%** | **20.48 %** | **4.43 %** | **16.05 %** |
| **Earnings per share, diluted** | **$0.65** | **($0.14)** | **$0.79** | **$0.17** | **$0.62** |

Footnotes:

(1) Non-operating income and expense items are detailed at the end of this slide presentation. Non-operating expense includes $19 million of merger-related expense.

(2) All items in this column represent non-GAAP financial measures and should be reviewed alongside the GAAP reconciliation in this table. PPNR, PPNR return on assets, and return on tangible common equity are also non-GAAP measures for all ratios presented, including those in the GAAP column; a reconciliation is provided at the end of this presentation.

(3) Merger-related items include purchase accounting accretion and amortization (PAA) captured in interest income and interest expense and CDI amortization of $30 million.

(4) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate and is included in the calculation of this ratio.

***Q3 2023 Highlights***

- GAAP results were adversely impacted by 14 cents of non-operating items that include cumulative fair value adjustments, hedging activity, and merger-related expense. PAA and CDI amortization provided a net benefit of 17 cents to EPS.
- Operating EPS of $0.79 resulted in a return on assets of 1.23% and a return on tangible common equity of 20.5%.
- We expect the net impact of merger-related items (PAA and CDI amortization) to continue to add to EPS as a steady and reliable source of income over time as it is primarily driven by rate, not credit. We expect this net earnings stream to build capital over time.
- See appendix for five-quarter comparison data for each income component.

INCOME STATEMENT HIGHLIGHTS Q3 2023

COLUMBIA BANKING SYSTEM
9

# Net Interest Income and Net Interest Margin


Net Interest Income and Net Interest Margin
$ in millions
$500
$400
$300
$200
$100
$—
5.00%
4.50%
4.00%
3.50%
3.00%
$288
$305
$375
$484
$481
3.88%
4.01%
4.08%
3.93%
3.91%
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Net Interest Income
Net Interest Margin


Net Interest Margin: Q2 2023 vs Q3 2023
3.93%
0.12%
(0.03)%
0.05%
0.01%
(0.20)%
0.04%
(0.01)%
3.91%
Q2 2023 Reported
LHFI-ex PAA[1]
LHFI-PAA[1]
Invest-ments
Interest-Bearing Cash
Deposits
Term Debt
Other Inputs
Q3 2023 Reported

- Net interest margin was 3.91% in Q3 2023, down 2 basis points from the prior quarter as higher yields on loans and investments did not fully offset higher funding costs.
- The cost of interest-bearing deposits increased 37 basis points on a linked-quarter basis to 2.01% in Q3 2023, which compares to 2.18% for the month of September and 2.27% at September 30, 2023. Deposit costs were impacted by the decision to replace a portion of maturing FHLB advances with brokered deposits, which increased the cost of deposits but was fairly neutral to the cost of interest-bearing liabilities.
- The cost of interest-bearing liabilities increased 27 basis points on a linked-quarter basis to 2.72% in Q3 2023, which compares to 2.77% for the month of September and 2.78% at September 30, 2023.

Footnotes:
(1) Chart Abbreviations: "LHFI" = loans held for investment.

COLUMBIA BANKING SYSTEM

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# Interest Rate Sensitivity: Loans

| Loan Repricing Detail [1], [2] | | | | |
|---|---|---|---|---|
| *($ in millions)* | Q2 2023 | Q3 2023 | Q2 2023 | Q3 2023 |
| **Fixed** | **$15,806** | **$15,793** | **42 %** | **42 %** |
| Prime | 2,897 | 2,820 | 8 % | 7 % |
| 1 Month | 7,451 | 8,214 | 20 % | 22 % |
| **Floating** | **10,348** | **11,034** | **28 %** | **29 %** |
| Prime | 430 | 386 | 1 % | 1 % |
| 1 Month | 274 | 105 | 1 % | — % |
| 6 Month | 5,883 | 5,733 | 16 % | 15 % |
| 1 Year | 1,293 | 1,285 | 3 % | 3 % |
| 3 Year | 425 | 227 | 1 % | 1 % |
| 5 Year | 2,269 | 2,273 | 6 % | 6 % |
| 10 Year | 937 | 949 | 2 % | 3 % |
| **Adjustable** | **11,511** | **10,958** | **30 %** | **29 %** |
| **Total** | **$37,665** | **$37,785** | **100 %** | **100 %** |

| Loan Maturities at September 30, 2023 | | | | | | | |
|---|---|---|---|---|---|---|---|
| *($ in millions)* | <=6 Months | 7 to 12 Months | 13 to 24 Months | 25 to 36 Months | 37 to 60 Months | 61+ Months | Total |
| Fixed | $1,919 | $223 | $601 | $880 | $2,210 | $9,960 | $15,793 |
| Floating | 1,564 | 1,170 | 1,211 | 803 | 1,415 | 4,871 | 11,034 |
| Adjustable | 55 | 45 | 208 | 273 | 673 | 9,704 | 10,958 |
| **Total** | **$3,538** | **$1,438** | **$2,020** | **$1,956** | **$4,298** | **$24,535** | **$37,785** |

| Floors: Floating and Adjustable Rate Loans at September 30, 2023 | | | | |
|---|---|---|---|---|
| *($ in millions)* | No Floor [3] | At Floor [3] | Above Floor [3] | Total |
| Floating | $6,665 | $16 | $4,353 | $11,034 |
| Adjustable | 1,766 | 6 | 9,186 | 10,958 |
| **Total** | **$8,431** | **$22** | **$13,539** | **$21,992** |
| ***% of Total*** | ***38%*** | ***—%*** | ***62%*** | ***100%*** |

Footnotes:

(1) Index rates are mapped to the closest material index.

(2) Loan totals on this slide do not include purchase accounting adjustments. Deferred fees and costs also drive variances between loan totals on this slide and loan totals in the earnings press release.

(3) Loans were grouped into three buckets: (1) No Floor: no contractual floor on the loan; (2) At Floor: current rate = floor; (3) Above Floor: current rate exceeds floor. The amount above the floor was based on the current margin plus the current index assuming the loan repriced on September 30, 2023. The adjustable loans may not reprice until well into the future, depending on the timing and size of interest rate changes.

COLUMBIA BANKING SYSTEM

11

# Interest Rate Sensitivity: Balance Sheet

**Interest Rate Simulation Impact on Net Interest Income [(1), (2)]**

| | September 30, 2023 | | | | June 30, 2023 | | | | September 30, 2022 | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | Ramp | | Shock | | Ramp | | Shock | | Ramp | | Shock | |
| | Year 1 | Year 2 | Year 1 | Year 2 | Year 1 | Year 2 | Year 1 | Year 2 | Year 1 | Year 2 | Year 1 | Year 2 |
| Up 200 basis points | (0.4)% | 0.7% | (1.0)% | 2.1% | (0.8)% | (0.7)% | (1.3)% | 0.6% | 2.0% | 6.8% | 4.5% | 8.6% |
| Up 100 basis points | (0.2)% | 0.4% | (0.5)% | 1.1% | (0.4)% | (0.3)% | (0.7)% | 0.3% | 1.0% | 3.5% | 2.3% | 4.3% |
| Down 100 basis points | (1.3)% | (3.4)% | (2.4)% | (4.1)% | (0.8)% | (2.1)% | (1.0)% | (1.8)% | (3.1)% | (7.8)% | (6.4)% | (8.8)% |
| Down 200 basis points | (2.7)% | (7.1)% | (5.2)% | (8.7)% | (1.5)% | (4.3)% | (3.1)% | (5.0)% | (6.5)% | (16.1)% | (13.6)% | (18.0)% |
| Down 300 basis points | (4.0)% | (11.0)% | (7.9)% | (13.5)% | (2.4)% | (6.9)% | (5.6)% | (8.6)% | (10.2)% | (23.5)% | (19.9)% | (26.2)% |

**Deposit and Funding Repricing Betas During the Current Rising-Rate Cycle****

| | Effective Fed Funds Rate (Daily Avg.) | Cost of Combined Company** Interest- Bearing Deposits | Total Deposits | Total Funding |
|---|---|---|---|---|
| Q3 2023 | 5.26% | 2.01% | 1.23% | 1.81% |
| Q2 2023 | 4.99% | 1.64% | 0.99% | 1.61% |
| Q1 2023 | 4.52% | 1.32% | 0.80% | 1.16% |
| Q4 2022 | 3.65% | 0.62% | 0.35% | 0.51% |
| Q3 2022 | 2.20% | 0.22% | 0.12% | 0.18% |
| Q2 2022 | 0.76% | 0.11% | 0.06% | 0.10% |
| Q1 2022 | 0.12% | 0.09% | 0.05% | 0.08% |
| Q4 2021 | 0.08% | 0.10% | 0.05% | 0.09% |
| Variance: Peak (Peak Value less Q4 2021) | +5.18% | +1.91% | +1.18% | +1.72% |
| **Beta - Cycle-to-Date** | | **37%** | **23%** | **33%** |

****Note: Deposit and funding repricing beta data present combined company results as if historical Columbia and historical UHC were one company for all periods through December 31, 2022; subsequent quarters present data on a legal basis given the merger. The beta presentation is calculated in this manner for comparison purposes.**

- While the use of brokered deposits increased Columbia's cumulative interest-bearing deposit beta to 37% in Q3 2023 from 31% in Q2 2023, the total funding beta experienced a smaller movement to 33% from 31% over the period as brokered balances were used to pay off maturing FHLB advances.
- We continue to manage the balance sheet to protect its sensitivity to a declining interest rate environment as this scenario presents more risk to net interest income than a "higher-for-longer" interest rate scenario.

Footnotes:

(1) For the scenarios shown, the interest rate simulations assume a parallel and sustained shift in market interest rates ratably over a twelve-month period (ramp) or immediately (shock). There is no change in the composition or the size of the balance sheet in either scenario. Interest rate sensitivity in the first year of the net interest income simulation for increasing interest rate ramp scenarios is negatively impacted by the cost of non-maturity deposits repricing immediately while interest earning assets reprice at a slower rate.

(2) The simulation repricing beta applied to interest-bearing deposits in the rising rate scenarios is 54% for September 30, 2023, 53% for June 30, 2023, and 51% for September 30, 2022. Betas applied are for future repricing assuming future rate changes, and the simulations assume an immediate repricing impact. Note that interest rate simulations present data on a legal company basis: Data displayed at September 30, 2023 and June 30, 2023 represent the combined company and data displayed at September 30, 2022 represent historical UHC data only.

COLUMBIA BANKING SYSTEM

12

# Non-Interest Income

| ($ in millions) | For the quarter ended Q3 2023 | Q2 2023 | Q1 2023 | Q4 2022 | Q3 2022 |
|---|---|---|---|---|---|
| Service charges on deposits | $17.4 | $16.5 | $14.3 | $12.1 | $12.6 |
| Card-based fees | 15.7 | 13.4 | 11.6 | 9.0 | 9.1 |
| Financial services and trust revenue | 4.7 | 4.5 | 1.3 | — | — |
| Residential mortgage banking revenue, net | 7.1 | (2.3) | 7.8 | (1.8) | 17.3 |
| Loss (gain) on equity securities, net | (2.1) | (0.7) | 2.4 | 0.3 | (2.6) |
| Gain on loan and lease sales, net | 1.9 | 0.4 | 0.9 | 1.5 | 1.5 |
| BOLI income | 4.4 | 4.1 | 2.8 | 2.0 | 2.0 |
| Other Income | | | | | |
| Commercial product revenue [1] | $3.0 | $3.0 | $1.4 | $5.3 | $6.4 |
| Commercial servicing revenue | 0.5 | 0.4 | 0.9 | 0.9 | 0.7 |
| Loan-related fees | 3.6 | 3.3 | 3.4 | 3.2 | 3.2 |
| Change in fair value of certain loans held for investment | (19.2) | (7.0) | 9.5 | 4.2 | (26.4) |
| Misc. Income | 1.3 | 2.8 | 1.9 | 0.4 | 1.3 |
| Swap derivative gain (loss) | 5.7 | 1.3 | (3.5) | (2.3) | 4.2 |

***Q3 2023 Highlights (compared to Q2 2023)***

- Revenue from customer-related products increased during the quarter as we continue to target balanced loan, deposit, and fee income growth.
- Mortgage banking revenue increased as Q2 2023's results were adversely impacted by the ineffectiveness of mortgage servicing rights ("MSR") hedges during the quarter due to the planned sale of approximately one-third of the MSR portfolio and the associated accounting treatment. The transaction closed in Q3 2023 with no income statement impact.
- Q1 2023 results include only one month of the combined company's operations.

Footnotes:
Tables may not foot due to rounding.
(1) Commercial product revenue includes swaps, syndication, and international banking revenue, which are captured in "other income" on the income statement. Other income statement line items, like card-based fees, include other sources of commercial product revenue.

Realized Cost Synergies Exceeded Original Target 13 Annualized Cost Synergies Realized by Period End Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 $— $50 $100 $150 $200 $30 million(1) $59 million(1) $105 million(1) $140 million(1) ■ We realized $140 million in annualized cost synergies through September 30, 2023(1), exceeding our original $135 million target. We will realize the remaining merger-related savings in 2023, which include an additional $3 million in identified annualized savings to be achieved in Q4 2023(1). ■ There are additional opportunities to realize operational efficiencies in 2024 and beyond. We will continue to manage our expense base and seek out these offsets to fund growth-driven reinvestment. ■ Cost synergies realized ahead of the February 28, 2023 merger close were primarily driven by departing associates that were not slated to be part of the go-forward organization, though there were some real estate and contract-related savings achieved as well in anticipation of closing. The core systems conversion was completed March 20, 2023, and 47 branches were consolidated in the latter half of Q2 2023. (1) Realized synergies are annualized and reflect what is achieved or expected to be achieved at the end of the quarter; the full amount is not included in the full-quarter run rate. ~$143 million(1) $ in m ill io ns Non-Interest Expense ("NIE"): Q2 2023 vs Q3 2023 $328.6 $(4.4) $(2.1) $(1.2) $(4.1) $1.9 $(10.7) $(3.9) $304.1 Q2 2023 NIE Salaries & Benefits Software Costs Maint. Contracts Other Occup. & Equip Exit & Disposal Costs Merger- Related Expense Other Q3 2023 NIE

COLUMBIA BANKING SYSTEM

14

# Outlook

| | Results [1] | | Full-Year 2023 Outlook [1] | | |
|---|---|---|---|---|---|
| | Three Months Ended Sept 30, 2023 | Nine Months Ended Sept 30, 2023 | As of July 19, 2023 | As of Oct 18, 2023 | Notes |
| Average earning assets | $49b | $45b | $45b - $46b | $45b - $46b | Assumes cash balance at 9/30 remains consistent through remainder of 2023 |
| Net interest margin - GAAP | 3.91% | 3.96% | 3.75% - 3.95% | 3.85% - 3.95% | Forward outlook does not include any additional changes to the fed funds rate in 2023; incorporates purchase accounting income detailed below and a range of funding flows in Q4 that assume customer deposit balance growth at the upper end of the NIM range and contraction at the lower end of the NIM range |
| Purchase accounting accretion - securities; rate related [3] | $42mm | $95mm | $115mm - $125mm | $125mm - $130mm | Assumes very low prepayment activity; an increase in payoff or paydown speeds would increase income |
| Purchase accounting accretion - loans; rate related [3] | $29mm | $71mm | $98mm - $106mm | $98mm - $106mm | |
| Purchase accounting accretion - loans; credit related [3] | $6mm | $17mm | $22mm - $24mm | $22mm - $24mm | |
| Non-interest expense - excluding CDI and merger-related expense [2] | $251mm | $726mm | $965mm - $980mm | $965mm - $975mm | We continue to anticipate a Q4 run rate of $240mm - $250mm (not annualized) excluding CDI amortization, merger-related expense, and the estimated FDIC special assessment, the timing of which is not yet known |
| CDI amortization | $30mm | $78mm | ~$116mm | ~$111mm | Not included in adjusted non-interest expense detailed above |
| Merger-related expense | $19mm | $164mm | ~$160mm | ~$170mm | Not included in adjusted non-interest expense detailed above |

(1) Nine months ended September 30, 2023 and Full-Year 2023 impacted by the February 28, 2023 merger close.
(2) Non-GAAP basis; see reconciliation on slide 7. Excludes non-operating and merger-related items.
(3) The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.

BALANCE SHEET HIGHLIGHTS Q3 2023

COLUMBIA BANKING SYSTEM
16

# Securities Portfolio Overview

| Available for Sale Securities Portfolio at September 30, 2023 | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| *($ in millions)* | Current Par | Amortized Cost | Unrealized Gains | Unrealized Losses | Fair Value | % of Total AFS Portfolio | Effective Duration | Book Yield |
| U.S. Treasuries | $392 | $378 | $— | ($12) | $366 | 4 % | 2.6 | 3.55 % |
| U.S. Agencies | 1,162 | 1,179 | — | (108) | $1,071 | 13 % | 4.4 | 2.80 % |
| Mortgage-backed securities - residential agency | 3,274 | 3,054 | — | (416) | $2,638 | 31 % | 7.1 | 3.23 % |
| Collateralized mortgage obligations (1) | 1,416 | 1,323 | — | (154) | $1,169 | 14 % | 6.1 | 3.41 % |
| Obligations of states and political subdivisions | 1,138 | 1,075 | — | (76) | $999 | 12 % | 5.4 | 3.37 % |
| Commercial mortgage-backed securities - agency | 2,542 | 2,371 | — | (110) | $2,261 | 27 % | 4.8 | 4.72 % |
| **Total available for sale securities** | **$9,924** | **$9,380** | **$—** | **($876)** | **$8,504** | | **5.7** | **3.61 %** |
| **Percentage of Current Par** | | **95 %** | **— %** | **(9)%** | **86 %** | | | |

- The total AFS securities portfolio had a book yield of 3.61% and an effective duration of 5.7 at September 30, 2023, essentially unchanged from June 30, 2023.
- Outside of equity securities, all securities were classified as AFS and carried on the balance sheet at fair value at September 30, 2023, with exception of $2.3 million in local community housing bonds classified as held to maturity; there is no unrealized loss associated with this portfolio, which was 0.03% of total securities.

(1) Portfolio includes $260 million in high-quality non-agency collateralized mortgage obligations ("CMO") that were in a small unrealized loss position at September 30, 2023 (amortized cost of $274 million). The remaining $1.2 billion of the portfolio is comprised of residential agency CMOs.

COLUMBIA BANKING SYSTEM

17

# Liquidity Overview

| Select Balance Sheet Items: Combined Basis Pre-Closing and Consolidated Basis Post-Closing [1] | | | | | |
|---|---|---|---|---|---|
| | Three Months Ended | | | | Sequential Quarter Change |
| *($ in millions)* | Q3 2023 | Q2 2023 | Q1 2023 | Q4 2022 | Q3 2023 |
| Required divestitures - associated deposits | $— | $— | $— | $547 | $— |
| Brokered deposits | 3,122 | 2,346 | 1,630 | 867 | 776 |
| Administrative | 146 | 239 | 183 | 112 | (93) |
| Public deposits | 2,442 | 2,425 | 2,556 | 2,758 | 17 |
| Customer accounts | 35,914 | 35,825 | 37,217 | 39,457 | 89 |
| **Total Deposits** | **$41,624** | **$40,835** | **$41,586** | **$43,741** | **$789** |
| Repurchase agreements | $258 | $295 | $271 | $404 | ($37) |
| Term debt | $3,985 | $6,250 | $5,950 | $1,860 | ($2,265) |
| Cash and cash equivalents | $2,404 | $3,407 | $3,635 | $1,589 | ($1,003) |
| Securities[2] | $8,506 | $9,001 | $9,252 | $9,832 | ($495) |
| Loans | $37,171 | $37,049 | $37,091 | $37,759 | $122 |

(1) All data presented in the above table combine historical Columbia data and historical UHC data for the three months ended December 31, 2022 (before the merger's February 28, 2023 close) to provide a consistent comparison of the changes that occurred when viewing the combined organization.

(2) Available-for-sale and held-to-maturity securities. Held to maturity securities were only 0.03% of the portfolio at September 30, 2023 and relate to local community housing bonds.

| Total Off-Balance Sheet Liquidity Available at September 30, 2023 | | | |
|---|---|---|---|
| *($ in millions)* | Gross Availability | Utilization | Net Availability |
| FHLB lines | $11,955 | $3,970 | $7,985 |
| Federal Reserve Discount Window | 1,677 | — | 1,677 |
| Federal Reserve Term Funding Program | 1,954 | — | 1,954 |
| Uncommitted lines of credit | 600 | — | 600 |
| **Total off-balance sheet liquidity** | **$16,186** | **$3,970** | **$12,216** |

| Total Available Liquidity at September 30, 2023 *($ in millions)* | |
|---|---|
| Total off-balance sheet liquidity (available lines of credit): | $12,216 |
| Cash and equivalents, less reserve requirement | 2,014 |
| Excess bond collateral | 4,842 |
| **Total available liquidity** | **$19,072** |
| **TOTAL AVAILABLE LIQUIDITY AS A PERCENTAGE OF:** | |
| Assets of $52.0 billion at September 30, 2023 | 37 % |
| Deposits of $41.6 billion at September 30, 2023 | 46 % |
| Uninsured deposits of $13.5 billion at September 30, 2023 | 142 % |

- We began to reduce our cash position during 3Q 2023 given stabilizing industry trends and ample sources of available liquidity. Excess cash and brokered deposits were used to fund maturing FHLB advances during the quarter.
- Customer deposit balances stabilized during 3Q 2023 despite continued market liquidity tightening, the impact of inflation on customer spending, and businesses' use of cash.
- Uninsured deposits were $13.5 billion at September 30, 2023, representing 32% of total deposits. Available liquidity of $19.1 billion was 142% of uninsured deposits at that time.

Loan Roll Forward Activity $ in m ill io ns Three Months Ended September 30, 2023 $37,049 $1,042 ($92) ($515) ($343) $30 $37,171 Beginning Balance (6/30/23) New Originations Net Advances/ Payments Prepayments Payoffs or Sales Other Ending Balance (9/30/23) 18 Footnotes: Other includes purchase accounting accretion and amortization. $ in m ill io ns Nine Months Ended September 30, 2023 $26,156 $10,884 $3,006 ($237) ($1,444) ($1,268) $74 $37,171 Beginning Balance (12/31/22) Merger New Originations Net Advances/ Payments Prepayments Payoffs or Sales Other Ending Balance (9/30/23) $ in m ill io ns Three Months Ended September 30, 2022 $24,433 $1,745 $173 ($675) ($142) ($26) $25,508 Beginning Balance (6/30/22) New Originations Net Advances/ Payments Prepayments Payoffs or Sales Other Ending Balance (9/30/22) $ in m ill io ns Nine Months Ended September 30, 2022 $22,553 $5,805 $300 ($2,629) ($492) ($29) $25,508 Beginning Balance (12/31/21) New Originations Net Advances/ Payments Prepayments Payoffs or Sales Other Ending Balance (9/30/22)

Purchase Accounting Details (1) Table does not capture all assets and liabilities with an associated fair value discount or premium. Assets and liabilities not presented have a significantly smaller impact on income through the accretion or amortization of their discount or premium. (2) See slide 14 for near-term interest income and non-interest expense expectations related to the items outlined in this table. (3) The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing. Adjustment at Closing Remaining Balances at Select Purchase Accounting Items (1) February 28, 2023 June 30, 2023 September 30, 2023 (2) Notes ITEMS TO ACCRETE THROUGH INTEREST INCOME: Available for sale securities - rate discount $(1,011) million $(609) million $(586) million While an adjustment to historical Columbia securities’ book value was $1.0 billion at closing, the purchase discount that will accrete into interest income over time was $0.6 billion when previously existing purchase premiums and the discount associated with bonds sold as part of the Q1 2023 portfolio restructuring were eliminated. Loans - rate discount (3) $(618) million $(558) million $(496) million Purchase accounting related to loans sold during Q3 2023 caused a larger reduction in the purchase discount than what was booked through interest income during the quarter. Total rate discount on loans and securities $(1,629) million $(1,167) million $(1,082) million Loans - credit mark (3) $(130) million $(94) million $(86) million Total discount on loans and securities $(1,759) million $(1,261) million $(1,168) million Fair value discounts are accreted into interest income using the effective interest method, which amortizes the discount over the life of the loan or security. ITEM TO AMORTIZE THROUGH NON-INTEREST EXPENSE: Core deposit intangible $710 million $664 million $635 million CDI amortizes through non-interest expense over 10 years using the sum-of-the-years-digits method. 19

COLUMBIA BANKING SYSTEM

20

# Loan and Lease Characteristics: Overall Portfolio and Q3 2023 Production

## Mortgage

- Portfolio average loan size of $477,000
- 3Q23 average loan size of $591,000
- Portfolio average FICO of 762 and LTV of 63%
- 3Q23 average FICO of 774 and LTV of 67%
- Total delinquencies of 0.59%
- Annualized net charge-off rate of 0.00%

## Non-owner Occupied CRE

- Portfolio average loan size of $1.7 million
- 3Q23 average loan size of $2.1 million
- Portfolio average LTV of 51% and DSC of 1.88
- 3Q23 average LTV of 55% and DSC of 1.45
- Total delinquencies of 0.12%
- Annualized net charge-off rate of 0.00%

## Commercial & Industrial

- Portfolio average loan size of $701,000
- 3Q23 average loan size of $862,000
- Total delinquencies of 0.60%
- Annualized net recovery rate of (0.02)%

## Portfolio Composition at September 30, 2023


Multifamily, 15%
Other Loan Categories, 11%
Non-OO CRE, 17%
Mortgage, 17%
Owner Occupied CRE, 14%
FinPac, 5%
C&I, 21%

## Geographic Distribution at September 30, 2023


Other, 15%
Puget Sound, 19%
Southern CA, 15%
WA Other, 8%
Northern CA, 9%
Portland Metro, 13%
Bay Area, 7%
OR Other, 14%

## Owner Occupied CRE

- Portfolio average loan size of $992,000
- 3Q23 average loan size of $988,000
- Portfolio average LTV of 55%
- 3Q23 average LTV of 68%
- Total delinquencies of 0.51%
- Annualized net charge-off rate of 0.00%

## Multifamily

- Portfolio average loan size of $2.3 million
- 3Q23 average loan size of $929 thousand
- Portfolio average LTV of 55% and DSC of 1.57
- 3Q23 average LTV of 57% and DSC of 1.32
- Total delinquencies of 0.00%
- Annualized net charge-off rate of 0.00%

## Lease & Equipment Finance (FinPac)

- Portfolio average loan & lease size of $41,000
- 3Q23 average loan & lease size of $66,000
- Portfolio average yield: ~10%
- Total delinquencies of 4.21%
- Annualized net charge-off rate of 5.15%

Footnotes:
Portfolio statistics and delinquencies as of September 30, 2023. Annualized net charge-off rate for Q3 2023. Loan-to-value ("LTV"), FICO, and debt service coverage ("DSC") are based on weighted average for portfolio where data are available. LTV represents average LTV based on most recent appraisal against updated loan balance. Totals may not foot due to rounding.

CRE and C&I Portfolio Composition Agriculture, 9.0% Contractors, 7.6% Finance/Insurance, 7.8% Manufacturing, 7.4% Professional, 4.6% Public Admin, 6.9% Rental & Leasing, 7.4% Retail, 2.5% Support Services, 3.8% Transportation/ Warehousing, 9.0% Wholesale, 6.3% Gaming, 5.7% Dentists, 7.7% Other Healthcare, 3.3% Other, 11.3% Office, 16.6% Multifamily, 33.1% Industrial, 15.5% Retail, 11.9% Special Purpose, 7.6% Hotel/Motel, 4.2% Other, 11.3% CRE Portfolio Composition (1) $17.4 Billion at September 30, 2023 C&I Portfolio Composition (1) $9.5 Billion at September 30, 2023 (1) CRE portfolio composition includes non-owner occupied term and owner occupied term balances as well as multifamily balances. C&I portfolio composition includes term, lines of credit & other, and leases & equipment finance balances. (2) Owner occupied and non-owner occupied disclosure relates to commercial real estate portfolio excluding multifamily loans. 45% Owner Occupied / 55% Non-Owner Occupied (2) Commercial Line Utilization was 34% at September 30, 2023 21

Office Portfolio Details Puget Sound, 22% WA Other, 5% Portland Metro, 12% OR Other, 15%Bay Area, 6% N. CA, 11% S. CA, 20% Other, 9% Office Portfolio Metrics at September 30, 2023 Average loan size $1.3 million Average LTV 56% DSC (non-owner occupied) 1.73x % with guaranty (by $ / by #) 84% / 83% Past due 30-89 days $0.8mm / 0.03% of office Nonaccrual $14.7mm / 0.49% of office Special mention $11mm / 0.37% of office Classified $53mm / 1.74% of office Number of Loans by Balance Geography 22 ■ Loans secured by office properties represented 8% of our total loan portfolio at September 30, 2023. ■ Our office portfolio is 40% owner- occupied, 57% non-owner-occupied, and 3% construction. Construction loans represent 43% of loans repricing in 2023. Excluding construction balances, only 13% of our office portfolio reprices through 2025. ■ Properties located in suburban markets secure the majority of our office portfolio as only 6% of non-owner occupied office loans are located in downtown core business districts. ■ The average loan size in our office portfolio is $1.3 million, delinquencies are at a de minimis level, and the majority of our loans contain a guaranty. ■ Dental and other healthcare loans comprise 15% of our office portfolio. 1,746 441 71 38 7 6 <$1mm $1-5mm $5-10mm $10-20mm $20-30mm >$30mm 2023, 7% 2024, 4% 2025, 4% 2026 & After, 17% Fixed Rate*, 68% Repricing Schedule *Loans with a swap component are displayed as a fixed rate loan if the swap maturity is equal to the maturity of the loan. If the swap matures prior to the loan, the loan is displayed as adjustable with the rate resetting at the time of the swap maturity. 2023, 1% 2024, 5% 2025, 6% 2026 & After, 88% Maturity Schedule , 19 8 9 6 7 1,698 2 3 40 5

Allowance for Credit Losses (“ACL”) Footnotes: 1. Total includes $19.8 million for Reserve for Unfunded Commitments. 2. Total includes $21.5 million for Reserve for Unfunded Commitments. Allowance for Credit Losses by Loan Segment ($ in thousands) 6/30/2023 Q3 2023 Net (Charge-offs) Recoveries Reserve Build (Release) 9/30/2023 % of Loans and Leases Outstanding Commercial $100,342 $444 $15,946 $116,732 1.50 % Lease & Equipment Finance $117,130 ($22,172) $21,585 $116,543 6.74 % CRE $128,954 $31 $2,723 $131,708 0.68 % Residential/Home Equity $68,959 ($50) ($4,552) $64,357 0.80 % Consumer $9,045 ($1,378) $1,035 $8,702 4.51 % Total $424,430 ¹ ($23,125) $36,737 $438,042 ² 1.18% % of loans and leases outstanding 1.15% 1.18 % Remaining Credit Discount on Loans $94,113 $86,415 Total ACL Including Credit Discount $518,543 ¹ $524,457 ² % of loans and leases outstanding 1.40% 1.41% 23 Current Expected Credit Losses (“CECL”) Details ■ Provision expense of $37 million includes $35 million related to loans and leases and $2 million related to unfunded commitments. ■ The quarter’s provision expense reflects portfolio mix changes and credit migration trends. ■ Key components of Moody’s August 2023 baseline economic forecast, which is used to estimate the ACL, include: ■ U.S. real GDP average annualized growth of 2.0% in 2023, 1.3% in 2024, 2.3% in 2025, and 2.8% in 2026. ■ U.S. unemployment rate average of 3.6% in 2023, 4.0% in 2024, 4.2% in 2025, and 4.2% in 2026. ■ The average federal funds rate is expected to be 5.0% in 2023, 5.1% in 2024, 4.2% in 2025, and 3.1% in 2026.

Credit Quality Pr ov is io n Ex pe ns e ($ in m ill io ns ) N on perform ing assets to total assets Provision Expense & Non-Performing Assets to Total Assets* $27.6 $32.9 $17.1 $16.0 $36.7 $88.4 0.16% 0.18% 0.14% 0.15% 0.20% Provision expense Initial Provision Non Performing Assets To Total Assets Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 $— $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 —% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% Cl as si fie d Lo an s / To ta l L oa ns Classified A ssets / RBC Classified Assets 0.74% 0.73% 1.21% 1.13% 1.28%7.9% 7.8% 15.0% 13.4% 14.8% Classified Loans to Total Loans Classified Assets to Risk-Based Capital Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 —% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% A xi s Ti tle Net Charge-offs to Average Loans and Leases (annualized) 0.02% 0.01% —% 0.03% 0.01% 1.36% 2.84% 3.89% 5.96% 5.15% 0.11% 0.19% 0.23% 0.30% 0.25% Umpqua Bank (ex FinPac) FinPac Columbia Banking System, Inc. Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 —% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 24 ■ If the remaining credit discount on loans of $86 million at September 30, 2023 is added to the ACL of $438 million at September 30, 2023, the ACL would increase to 1.41% of loans from the reported 1.18% level. ■ The increase in classified asset ratios between December 31, 2022 and March 31, 2023 relates to the addition of the historical Columbia portfolio and related purchase accounting adjustments and their impact on risk-based capital. The metrics are not reflective of any notable change in classified assets. A CL ($ in m ill io ns ) A CL / Total Loans and Leases Allowance for Credit Losses $295 $315 $436 $424 $438 $107 $94 $86 1.16% 1.21% 1.18% ACL Credit Discount ACL to Total Loans and Leases ACL + Credit Discount to Total loans and Leases Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 $100 $200 $300 $400 $500 $600 $700 —% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40%$105.5 Footnotes: *Q1 2023 provision expense of $105.5 million includes an initial provision of $88.4 million related to historical Columbia non-PCD loans. 1.40% 1.15% 1.18% 1.41%1.46%

Our Diversified Commercial Bank Business Model with a Strong Retail Presence Supports our Granular, High-Quality Deposit Base (1) Excludes public and brokered deposit balances. This is a non-GAAP financial measure. (2) Includes Reich & Tang Demand Deposit Marketplace program deposits of $577 million. Broker / Other, 7% Commercial, 49% Consumer, 38% Public, 6% September 30, 2023 Average consumer account balance $19 thousand Average commercial account balance $109 thousand Average customer account balance (1) $35 thousand Insured Cash Sweep (“ICS”) deposits (2) $3.5 billion Deposits in Certificate of Deposit Account Registry Service (“CDARS”) deposits $510 million Uninsured deposits as a % of total deposits 32% Non-interest, 37% Demand, 17% Money Market, 25% Savings, 7% Time, 14% Deposits by Type Deposits by Customer Segment 25 ■ Deposits were $42 billion at September 30, 2023 and represented by a largely granular base that is diversified by business line, industry, and geography. ■ Our deposit solutions, like ICS and CDARS, and our ability to collateralize select accounts, provide our customers with flexibility and improve the stability of our deposit base.

COLUMBIA BANKING SYSTEM
26

# Capital Management


12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
—%
7.4%
1.4%
6.0%
Tier 1 Leverage
9.4%
2.4%
7.0%
CET1
9.4%
0.9%
8.5%
Tier 1 Risk-Based
11.5%
1.0%
10.5%
Total Risk-Based
Capital Threshold 1
Capital Above Threshold 2

- Declared a quarterly cash dividend of $0.36 per common share on August 14, 2023, which was paid September 11, 2023.
- We expect the quarterly net impact of purchase accounting to be highly accretive to earnings, as detailed on slides 14 and 19 of this presentation. This outlook supports our view that capital is likely to build rapidly.
- We expect to quickly approach and exceed our long-term total risk-based capital target of 12%, providing for enhanced flexibility to return excess capital to shareholders while continuing to support our expanding franchise. We are already above our long-term CET1 capital target of 9%.

Note: Regulatory capital ratios are estimates pending completion and filing of Columbia's regulatory reports.
(1) Capital Threshold is the greater of Regulatory Well-Capitalized Threshold or Capital Adequacy Threshold + Capital Conservation Buffer.
(2) Capital Above Threshold is the level of capital above Columbia's Regulatory Minimum, which is equivalent to the Capital Threshold.

APPENDIX Income Statement Component Details Comparisons and Other Non-GAAP Reconciliation

COLUMBIA BANKING SYSTEM

28

# Income Statement Component Details: GAAP Income

| ($ in thousands, except per-share data) | Q3 2023 | Q2 2023 | Q1 2023 | Q4 2022 | Q3 2022 |
|---|---|---|---|---|---|
| | For the Quarter Ended | | | | |
| Interest income | $696,013 | $675,729 | $475,951 | $352,247 | $303,528 |
| Interest expense | 215,138 | 191,754 | 101,253 | 46,768 | 15,924 |
| **Net interest income** | **480,875** | **483,975** | **374,698** | **305,479** | **287,604** |
| Provision for credit losses | 36,737 | 16,014 | 105,539 | 32,948 | 27,572 |
| **Net interest income after provision** | **444,138** | **467,961** | **269,159** | **272,531** | **260,032** |
| Non-interest income | 43,981 | 39,678 | 54,735 | 34,879 | 29,445 |
| Non-interest expense | 304,147 | 328,559 | 342,818 | 194,982 | 177,964 |
| **Income before provision for income taxes** | **183,972** | **179,080** | **(18,924)** | **112,428** | **111,513** |
| Provision for income taxes | 48,127 | 45,703 | (4,886) | 29,464 | 27,473 |
| **Net income** | **$135,845** | **$133,377** | **($14,038)** | **$82,964** | **$84,040** |
| **Revenue** | **$524,856** | **$523,653** | **$429,433** | **$340,358** | **$317,049** |
| **Pre-provision net revenue** (1) | **$220,709** | **$195,094** | **$86,615** | **$145,376** | **$139,085** |
| Net interest margin (2) | 3.91 % | 3.93 % | 4.08 % | 4.01 % | 3.88 % |
| Efficiency ratio (2) | 57.82 % | 62.60 % | 79.71 % | 57.24 % | 56.07 % |
| PPNR return on assets (1) | 1.65 % | 1.46 % | 0.89 % | 1.82 % | 1.80 % |
| Return on assets | 1.02 % | 1.00 % | (0.14)% | 1.04 % | 1.09 % |
| Return on equity | 11.07 % | 10.84 % | (1.70)% | 13.50 % | 12.99 % |
| **Return on tangible common equity** (1) | **16.93 %** | **16.63 %** | **(2.09)%** | **13.53 %** | **13.02 %** |
| **Earnings per share, diluted** (3) | **$0.65** | **$0.64** | **($0.09)** | **$0.64** | **$0.65** |

## *Notable Items*

- Q1 2023 results include only one month of the combined company's operations and a related initial provision of $88 million.
- Non-interest expense includes significant merger-related expense throughout the periods presented. These expenses are detailed on slide 34.

Footnotes:

(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate and is included in the calculation of this ratio.

(3) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

COLUMBIA BANKING SYSTEM

29

# Income Statement Component Details: Impact of Non-Operating Items

| | For the Quarter Ended | | | | |
|---|---|---|---|---|---|
| *($ in thousands, except per-share data)* | Q3 2023 | Q2 2023 | Q1 2023 | Q4 2022 | Q3 2022 |
| Interest income | $— | $— | $— | $— | $— |
| Interest expense | — | — | — | — | — |
| **Net interest income** | — | — | — | — | — |
| Provision for credit losses | — | — | — | — | — |
| **Net interest income after provision** | — | — | — | — | — |
| Non-interest income | (15,023) | (16,252) | 8,074 | (8,115) | (22,575) |
| Non-interest expense | 22,955 | 31,768 | 117,189 | 13,603 | 2,133 |
| **Income before provision for income taxes** | **(37,978)** | **(48,020)** | **(109,115)** | **(21,718)** | **(24,708)** |
| Provision for income taxes | (9,482) | (11,981) | (23,565) | (5,459) | (6,116) |
| **Net income** | **($28,496)** | **($36,039)** | **($85,550)** | **($16,259)** | **($18,592)** |
| **Revenue** | **($15,023)** | **($16,252)** | **$8,074** | **($8,115)** | **($22,575)** |
| **Pre-provision net revenue** | **($37,978)** | **($48,020)** | **($109,115)** | **($21,718)** | **($24,708)** |
| Net interest margin | NA | NA | NA | NA | NA |
| Efficiency ratio | 5.85 % | 7.75 % | 26.25 % | 5.23 % | 4.35 % |
| PPNR return on assets | (0.29)% | (0.36)% | (1.12)% | (0.28)% | (0.32)% |
| Return on assets | (0.21)% | (0.27)% | (0.88)% | (0.20)% | (0.24)% |
| Return on equity | (2.33)% | (2.93)% | (10.36)% | (2.64)% | (2.87)% |
| **Return on tangible common equity** | **(3.55)%** | **(4.50)%** | **(12.73)%** | **(2.65)%** | **(2.88)%** |
| **Earnings per share, diluted** [1] | **($0.14)** | **($0.17)** | **($0.55)** | **($0.12)** | **($0.14)** |

***Notable Items***

- This table represents items that are excluded from GAAP to calculate operating metrics. They reconcile operating income and ratios on slide 30 to GAAP income and ratios on slide 28. All non-GAAP financial measures should be reviewed alongside GAAP financial measures detailed on slide 28.
- Non-operating items in this table include gains and losses due to fair value changes and hedging activity as well as merger-related expense and exit and disposal charges. These items are detailed on slide 34.

Footnotes:
(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

COLUMBIA BANKING SYSTEM

30

# Income Statement Component Details: Operating Income (Non-GAAP)

| | For the Quarter Ended | | | | |
|---|---|---|---|---|---|
| *($ in thousands, except per-share data)* | Q3 2023 | Q2 2023 | Q1 2023 | Q4 2022 | Q3 2022 |
| Interest income | $696,013 | $675,729 | $475,951 | $352,247 | $303,528 |
| Interest expense | 215,138 | 191,754 | 101,253 | 46,768 | 15,924 |
| **Net interest income** | **480,875** | **483,975** | **374,698** | **305,479** | **287,604** |
| Provision for credit losses | 36,737 | 16,014 | 105,539 | 32,948 | 27,572 |
| **Net interest income after provision** | **444,138** | **467,961** | **269,159** | **272,531** | **260,032** |
| Non-interest income | 59,004 | 55,930 | 46,661 | 42,994 | 52,020 |
| Non-interest expense | 281,192 | 296,791 | 225,629 | 181,379 | 175,831 |
| **Income before provision for income taxes** | **221,950** | **227,100** | **90,191** | **134,146** | **136,221** |
| Provision for income taxes | 57,609 | 57,684 | 18,679 | 34,923 | 33,589 |
| **Net income** | **$164,341** | **$169,416** | **$71,512** | **$99,223** | **$102,632** |
| **Revenue** | **$539,879** | **$539,905** | **$421,359** | **$348,473** | **$339,624** |
| **Pre-provision net revenue** | **$258,687** | **$243,114** | **$195,730** | **$167,094** | **$163,793** |
| Net interest margin (1) | 3.91 % | 3.93 % | 4.08 % | 4.01 % | 3.88 % |
| Efficiency ratio (1) | 51.97 % | 54.85 % | 53.46 % | 52.01 % | 51.72 % |
| PPNR return on assets | 1.94 % | 1.82 % | 2.01 % | 2.10 % | 2.12 % |
| Return on assets | 1.23 % | 1.27 % | 0.74 % | 1.24 % | 1.33 % |
| Return on equity | 13.40 % | 13.77 % | 8.66 % | 16.14 % | 15.86 % |
| **Return on tangible common equity** | **20.48 %** | **21.13 %** | **10.64 %** | **16.18 %** | **15.90 %** |
| **Earnings per share, diluted (2)** | **$0.79** | **$0.81** | **$0.46** | **$0.76** | **$0.79** |

***Notable Items***

- The components of this table represent non-GAAP financial measures, and they should be reviewed alongside the GAAP financial measures on slide 28. Operating income components and ratios reconcile to GAAP income components and ratios by adding back the components detailed on slide 29.

Footnotes:
(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate and is included in the calculation of this ratio.
(2) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

COLUMBIA BANKING SYSTEM

31

# Income Statement Component Details: Impact of Merger-Related Items

| | For the Quarter Ended | | | | |
|---|---|---|---|---|---|
| *($ in thousands, except per-share data)* | Q3 2023 | Q2 2023 | Q1 2023 | Q4 2022 | Q3 2022 |
| Interest income | $76,840 | $74,723 | $31,895 | $387 | $789 |
| Interest expense | (430) | (337) | (150) | (57) | (57) |
| **Net interest income** | **77,270** | **75,060** | **32,045** | **444** | **846** |
| Provision for credit losses | — | — | 88,427 | — | — |
| **Net interest income after provision** | **77,270** | **75,060** | **(56,382)** | **444** | **846** |
| Non-interest income | — | — | — | — | — |
| Non-interest expense | 29,879 | 35,553 | 12,660 | 1,019 | 1,025 |
| **Income before provision for income taxes** | **47,391** | **39,507** | **(69,042)** | **(575)** | **(179)** |
| Provision for income taxes | **11,848** | **9,877** | **(17,261)** | **(144)** | **(45)** |
| **Net income** | **$35,543** | **$29,630** | **($51,781)** | **($431)** | **($134)** |
| **Revenue** | **$77,270** | **$75,060** | **$32,045** | **$444** | **$846** |
| **Pre-provision net revenue** | **$47,391** | **$39,507** | **$19,385** | **($575)** | **($179)** |
| Net interest margin | 0.63 % | 0.61 % | 0.35 % | — % | 0.01 % |
| Efficiency ratio | (2.22)% | (1.21)% | (1.15)% | 0.23 % | 0.17 % |
| PPNR return on assets | 0.36 % | 0.29 % | 0.20 % | — % | — % |
| Return on assets | 0.27 % | 0.22 % | (0.53)% | (0.01)% | — % |
| Return on equity | 2.90 % | 2.41 % | (6.27)% | (0.07)% | (0.02)% |
| **Return on tangible common equity** | **4.43 %** | **3.70 %** | **(7.70)%** | **(0.07)%** | **(0.02)%** |
| **Earnings per share, diluted** [(1)] | **$0.17** | **$0.14** | **($0.33)** | **($0.01)** | **$—** |

Footnotes:
(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

## *Notable Items*

- This table represents merger-related items that are excluded from operating income components to calculate adjusted operating income components. They reconcile adjusted operating income and ratios on slide 32 to operating income and ratios on slide 30. All non-GAAP financial measures should be reviewed alongside GAAP financial measures detailed on slide 28.
- Merger-related items include purchase accounting accretion and amortization ("PAA") captured in interest income and interest expense and CDI amortization captured in non-interest expense. PAA items are detailed on slide 33.
- Merger-related items in 2022 reflect PAA and CDI amortization related to UHC's 2014 acquisition of Sterling Financial Corporation.

COLUMBIA BANKING SYSTEM

32

# Income Statement Component Details: Adjusted Operating Income (Non-GAAP)

| | For the Quarter Ended | | | | |
|---|---|---|---|---|---|
| *($ in thousands, except per-share data)* | Q3 2023 | Q2 2023 | Q1 2023 | Q4 2022 | Q3 2022 |
| Interest income | $619,173 | $601,006 | $444,056 | $351,860 | $302,739 |
| Interest expense | 215,568 | 192,091 | 101,403 | 46,825 | 15,981 |
| **Net interest income** | **403,605** | **408,915** | **342,653** | **305,035** | **286,758** |
| Provision for credit losses | 36,737 | 16,014 | 17,112 | 32,948 | 27,572 |
| **Net interest income after provision** | **366,868** | **392,901** | **325,541** | **272,087** | **259,186** |
| Non-interest income | 59,004 | 55,930 | 46,661 | 42,994 | 52,020 |
| Non-interest expense | 251,313 | 261,238 | 212,969 | 180,360 | 174,806 |
| **Income before provision for income taxes** | **174,559** | **187,593** | **159,233** | **134,721** | **136,400** |
| Provision for income taxes | 45,761 | 47,807 | 35,940 | 35,067 | 33,634 |
| **Net income** | **$128,798** | **$139,786** | **$123,293** | **$99,654** | **$102,766** |
| **Revenue** | **$462,609** | **$464,845** | **$389,314** | **$348,029** | **$338,778** |
| **Pre-provision net revenue** | **$211,296** | **$203,607** | **$176,345** | **$167,669** | **$163,972** |
| Net interest margin (1) | 3.28 % | 3.32 % | 3.73 % | 4.01 % | 3.87 % |
| Efficiency ratio (1) | 54.19 % | 56.06 % | 54.61 % | 51.78 % | 51.55 % |
| PPNR return on assets | 1.58 % | 1.53 % | 1.81 % | 2.10 % | 2.12 % |
| Return on assets | 0.96 % | 1.05 % | 1.27 % | 1.25 % | 1.33 % |
| Return on equity | 10.50 % | 11.36 % | 14.93 % | 16.21 % | 15.88 % |
| **Return on tangible common equity** | **16.05 %** | **17.43 %** | **18.34 %** | **16.25 %** | **15.92 %** |
| **Earnings per share, diluted (2)** | **$0.62** | **$0.67** | **$0.79** | **$0.77** | **$0.79** |

## *Notable Items*

- The components of this table represent non-GAAP financial measures, and they should be reviewed alongside the GAAP financial measures on slide 28. Adjusted operating income components and ratios reconcile to operating income components and ratios detailed on slide 30 by adding back the components detailed on slide 31.

Footnotes:

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate and is included in the calculation of this ratio.

(2) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

COLUMBIA BANKING SYSTEM

33

# Non-GAAP Reconciliation: Tangible Capital and Net Interest Income & Margin

| *($ in thousands, except per-share data)* | | Sep 30, 2023 | Jun 30, 2023 | Mar 31, 2023 | Dec 31, 2022 | Sep 30, 2022 |
|---|---|---|---|---|---|---|
| **Total shareholders' equity** | a | **$4,632,162** | **$4,828,188** | **$4,884,723** | **$2,479,826** | **$2,417,514** |
| Less: Goodwill | | 1,029,234 | 1,029,234 | 1,030,142 | — | — |
| Less: Other intangible assets, net | | 636,883 | 666,762 | 702,315 | 4,745 | 5,764 |
| **Tangible common shareholders' equity** | b | 2,966,045 | 3,132,192 | 3,152,266 | 2,475,081 | 2,411,750 |
| | | | | | | |
| **Total assets** | c | **$51,989,593** | **$53,592,096** | **$53,994,226** | **$31,848,639** | **$31,471,960** |
| Less: Goodwill | | 1,029,234 | 1,029,234 | 1,030,142 | — | — |
| Less: Other intangible assets, net | | 636,883 | 666,762 | 702,315 | 4,745 | 5,764 |
| **Tangible assets** | d | $50,323,476 | $51,896,100 | $52,261,769 | $31,843,894 | $31,466,196 |
| | | | | | | |
| **Common shares outstanding at period end** [1] | e | **208,575** | **208,514** | **208,429** | **129,321** | **129,320** |
| | | | | | | |
| Total shareholders' equity to total assets ratio | a / c | 8.91 % | 9.01 % | 9.05 % | 7.79 % | 7.68 % |
| Tangible common equity ratio | b / d | 5.89 % | 6.04 % | 6.03 % | 7.77 % | 7.66 % |
| Book value per common share [1] | a / e | $22.21 | $23.16 | $23.44 | $19.18 | $18.69 |
| Tangible book value per common share [1] | b / e | $14.22 | $15.02 | $15.12 | $19.14 | $18.65 |

| *($ in thousands)* | | For the Quarter Ended Q3 2023 | Q2 2023 | Q1 2023 | Q4 2022 | Q3 2022 |
|---|---|---|---|---|---|---|
| **Net interest income** | a | **$482,031** | **$485,168** | **$375,369** | **$305,762** | **$287,933** |
| Less: Acquired loan accretion - credit related [2] | b | 6,370 | 7,100 | 3,806 | — | — |
| **Net Interest Income, excluding credit PAA** [2] | c | 475,661 | 478,068 | 371,563 | 305,762 | 287,933 |
| Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related [2] | d | 70,900 | 67,960 | 28,239 | 444 | 846 |
| **Adjusted net interest income** | e | $404,761 | $410,108 | $343,324 | $305,318 | $287,087 |
| | | | | | | |
| **Average interest-earning assets** | f | **$48,981,105** | **$49,442,518** | **$37,055,705** | **$30,305,129** | **$29,437,103** |
| | | | | | | |
| **Net interest margin** [3] | a / f | 3.91 % | 3.93 % | 4.08 % | 4.01 % | 3.88 % |
| Less: Acquired loan accretion - credit related [2] | b / f | 0.05 % | 0.06 % | 0.04 % | — % | — % |
| **Net Interest margin, excluding credit PAA** [2], [3] | c / f | **3.86 %** | **3.87 %** | **4.04 %** | **4.01 %** | **3.88 %** |
| Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related [2] | d / f | **0.58 %** | **0.55 %** | **0.31 %** | **— %** | **0.01 %** |
| **Adjusted net interest margin** [3] | e / f | 3.28 % | 3.32 % | 3.73 % | 4.01 % | 3.87 % |

Footnotes:

(1) Prior periods have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

(2) The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.

(3) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

COLUMBIA BANKING SYSTEM
34

# Non-GAAP Reconciliation

| ($ in thousands) | | For the Quarter Ended Q3 2023 | Q2 2023 | Q1 2023 | Q4 2022 | Q3 2022 |
|---|---|---|---|---|---|---|
| **Net interest income** | c | **$ 480,875** | **$ 483,975** | **$ 374,698** | **$ 305,479** | **$ 287,604** |
| | | | | | | |
| **Non-interest income (GAAP)** | d | **$ 43,981** | **$ 39,678** | **$ 54,735** | **$ 34,879** | **$ 29,445** |
| Less: non-interest income adjustments | a | 15,023 | 16,252 | (8,074) | 8,115 | 22,575 |
| **Operating non-interest income (non-GAAP)** | e | **$ 59,004** | **$ 55,930** | **$ 46,661** | **$ 42,994** | **$ 52,020** |
| | | | | | | |
| **Revenue (GAAP)** | f | **$ 524,856** | **$ 523,653** | **$ 429,433** | **$ 340,358** | **$ 317,049** |
| **Operating revenue (non-GAAP)** | g | **$ 539,879** | **$ 539,905** | **$ 421,359** | **$ 348,473** | **$ 339,624** |
| | | | | | | |
| **Non-interest expense (GAAP)** | h | **$ 304,147** | **$ 328,559** | **$ 342,818** | **$ 194,982** | **$ 177,964** |
| Less: non-interest expense adjustments | b | (22,955) | (31,768) | (117,189) | (13,603) | (2,133) |
| **Operating non-interest expense (non-GAAP)** | i | **$ 281,192** | **$ 296,791** | **$ 225,629** | **$ 181,379** | **$ 175,831** |
| | | | | | | |
| Net (loss) income (GAAP) | j | $ 135,845 | $ 133,377 | $ (14,038) | $ 82,964 | $ 84,040 |
| (Benefit) provision for income taxes | | 48,127 | 45,703 | (4,886) | 29,464 | 27,473 |
| (Loss) income before provision for income taxes | | 183,972 | 179,080 | (18,924) | 112,428 | 111,513 |
| Provision for credit losses | | 36,737 | 16,014 | 105,539 | 32,948 | 27,572 |
| **Pre-provision net revenue (PPNR) (non-GAAP)** | k | **220,709** | **195,094** | **86,615** | **145,376** | **139,085** |
| Less: Non-interest income adjustments | a | 15,023 | 16,252 | (8,074) | 8,115 | 22,575 |
| Add: Non-interest expense adjustments | b | 22,955 | 31,768 | 117,189 | 13,603 | 2,133 |
| **Operating PPNR (non-GAAP)** | l | **$ 258,687** | **$ 243,114** | **$ 195,730** | **$ 167,094** | **$ 163,793** |
| | | | | | | |
| **Net income (GAAP)** | j | **$ 135,845** | **$ 133,377** | **$ (14,038)** | **$ 82,964** | **$ 84,040** |
| Less: Non-interest income adjustments | a | 15,023 | 16,252 | (8,074) | 8,115 | 22,575 |
| Add: Non-interest expense adjustments | b | 22,955 | 31,768 | 117,189 | 13,603 | 2,133 |
| Tax effect of adjustments | | (9,482) | (11,981) | (23,565) | (5,459) | (6,116) |
| **Operating net income (non-GAAP)** | m | **$ 164,341** | **$ 169,416** | **$ 71,512** | **$ 99,223** | **$ 102,632** |

| ($ in thousands) | | For the Quarter Ended Q3 2023 | Q2 2023 | Q1 2023 | Q4 2022 | Q3 2022 |
|---|---|---|---|---|---|---|
| **Non-Interest Income Adjustments** | | | | | | |
| Gain on sale of debt securities, net | | $ 4 | $ — | $ — | $ — | $ — |
| Loss (gain) on equity securities, net | | (2,055) | (697) | 2,416 | 284 | (2,647) |
| Gain (loss) on swap derivatives | | 5,700 | 1,288 | (3,543) | (2,329) | 4,194 |
| Change in fair value of certain loans held for investment | | (19,247) | (6,965) | 9,488 | 4,192 | (26,397) |
| Change in fair value of MSR due to valuation inputs or assumptions | | 5,308 | (2,242) | (2,937) | (9,914) | 16,403 |
| MSR hedge gain (loss) | | (4,733) | (7,636) | 2,650 | (348) | (14,128) |
| **Total non-interest income adjustments** | a | **$ (15,023)** | **$ (16,252)** | **$ 8,074** | **$ (8,115)** | **$ (22,575)** |
| | | | | | | |
| **Non-Interest Expense Adjustments** | | | | | | |
| Merger related expense | | $ 18,938 | $ 29,649 | $ 115,898 | $ 11,637 | $ 769 |
| Exit and disposal costs | | 4,017 | 2,119 | 1,291 | 1,966 | 1,364 |
| **Total non-interest expense adjustments** | b | **$ 22,955** | **$ 31,768** | **$ 117,189** | **$ 13,603** | **$ 2,133** |

COLUMBIA BANKING SYSTEM
35

# Non-GAAP Reconciliation (cont.)

| *($ in thousands, except per-share data)* | | For the Quarter Ended Q3 2023 | Q2 2023 | Q1 2023 | Q4 2022 | Q3 2022 |
|---|---|---|---|---|---|---|
| **Select Per-Share & Performance Metrics** | | | | | | |
| Earnings-per-share - basic [1] | j/r | $ 0.65 | $ 0.64 | $ (0.09) | $ 0.64 | $ 0.65 |
| Earnings-per-share - diluted [1] | j/s | $ 0.65 | $ 0.64 | $ (0.09) | $ 0.64 | $ 0.65 |
| Efficiency ratio [2] | h/f | 57.82 % | 62.60 % | 79.71 % | 57.24 % | 56.07 % |
| Return on average assets | j/n | 1.02 % | 1.00 % | (0.14)% | 1.04 % | 1.09 % |
| Return on average tangible assets | j/o | 1.05 % | 1.03 % | (0.15)% | 1.04 % | 1.09 % |
| PPNR return on average assets | k/n | 1.65 % | 1.46 % | 0.89 % | 1.82 % | 1.80 % |
| Return on average common equity | j/p | 11.07 % | 10.84 % | (1.70)% | 13.50 % | 12.99 % |
| Return on average tangible common equity | j/q | 16.93 % | 16.63 % | (2.09)% | 13.53 % | 13.02 % |
| **Operating Per-Share & Performance Metrics** | | | | | | |
| Operating earnings-per-share - basic [1] | m/r | $ 0.79 | $ 0.81 | $ 0.46 | $ 0.77 | $ 0.79 |
| Operating earnings-per-share - diluted [1] | m/s | $ 0.79 | $ 0.81 | $ 0.46 | $ 0.76 | $ 0.79 |
| Operating efficiency ratio [2] | i/g | 51.97 % | 54.85 % | 53.46 % | 52.01 % | 51.72 % |
| Operating return on average assets | m/n | 1.23 % | 1.27 % | 0.74 % | 1.24 % | 1.33 % |
| Operating return on average tangible assets | m/o | 1.27 % | 1.31 % | 0.75 % | 1.24 % | 1.33 % |
| Operating PPNR return on average assets | l/n | 1.94 % | 1.82 % | 2.01 % | 2.10 % | 2.12 % |
| Operating return on average common equity | m/p | 13.40 % | 13.77 % | 8.66 % | 16.14 % | 15.86 % |
| Operating return on average tangible common equity | m/q | 20.48 % | 21.13 % | 10.64 % | 16.18 % | 15.90 % |

| *($ in thousands)* | | For the Quarter Ended Q3 2023 | Q2 2023 | Q1 2023 | Q4 2022 | Q3 2022 |
|---|---|---|---|---|---|---|
| **Average Assets** | n | $ 53,011,361 | $ 53,540,574 | $ 39,425,975 | $ 31,637,490 | $ 30,668,177 |
| Less: Average goodwill and other intangible assets, net | | 1,684,093 | 1,718,705 | 623,042 | 5,298 | 6,343 |
| **Average tangible assets** | o | $ 51,327,268 | $ 51,821,869 | $ 38,802,933 | $ 31,632,192 | $ 30,661,834 |
| **Average common shareholders' equity** | p | $ 4,866,975 | $ 4,935,239 | $ 3,349,761 | $ 2,438,639 | $ 2,567,266 |
| Less: Average goodwill and other intangible assets, net | | 1,684,093 | 1,718,705 | 623,042 | 5,298 | 6,343 |
| **Average tangible common equity** | q | $ 3,182,882 | $ 3,216,534 | $ 2,726,719 | $ 2,433,341 | $ 2,560,923 |
| **Weighted average basic shares outstanding [1]** | r | 208,070 | 207,977 | 156,383 | 129,321 | 129,319 |
| **Weighted average diluted shares outstanding [1]** | s | 208,645 | 208,545 | 156,383 | 129,801 | 129,733 |

Footnotes:
(1) Prior periods have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

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